                      SECOND AMENDMENT TO LEASE

     This SECOND AMENDMENT TO LEASE is made by and between David E. Clem and David M. Roby, Trustees of Fort Washington Realty Trust under Declaration of Trust dated June 19, 1995 and recorded with the Middlesex County (South District) Registry of Deeds in Book 25422, Page 360 (the "Landlord") and Vertex Pharmaceuticals Incorporated (the "Tenant").

     Reference is hereby made to that certain lease (the "Lease") dated March 3, 1995, by and between Landlord's predecessor, Fort Washington Limited Partnership and Tenant with respect to a portion of the property (the "Premises") located at 40 Erie Street, Cambridge, Massachusetts, (the "Building") as more particularly described in the Lease as amended by a First Amendment to Lease (the "First Amendment").

     WHEREAS, the Tenant has requested, and the Landlord has agreed, to further amend the Lease to add additional space to the Premises upon the terms and conditions set forth in this Second Amendment to Lease.

     WHEREAS, Landlord and Tenant desire to amend and modify the terms of the Lease to incorporate the additional space and to ratify and confirm the terms of the Lease as amended by the First Amendment as more particularly set forth below.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     1. Upon occupancy by Tenant, the definition of the Premises set forth in the Lease shall be amended to include the addition of 41,132, r.s.f. of space (the "Additional Space") in the Building currently leased to Millennium Pharmaceuticals, Inc. ("Millennium"). See Exhibit A annexed hereto for the layout of the Additional Space.

     2. Tenant shall take occupancy of the Additional Space beginning on the later of (I) the date upon which Millennium vacates the Additional Space, or (ii) March 19, 1999, and continuing for a period of ten
          (10) years from the date upon which Tenant occupies the Additional Space (the "Additional Space Term"). On or after March 19, 1999, if necessary, Landlord shall use best efforts to expedite
          Millennium's departure from the Additional Space, including filing an eviction proceeding. Landlord warrants and represents that according to the terms of its lease with Millennium that the lease expires on March 18, 1999 as to the Premises and the associated parking spaces. As to the Premises and the associated parking spaces, Landlord hereby agrees that Landlord will not extend or renew the term of Millennium's lease or waive any failure by Millennium to vacate. Landlord shall not be held liable for any loss or damage incurred by Tenant as a result of hold-over by Millennium. Landlord represents that in addition to other sums for holding over, Millennium must pay a holdover premium equal to the greater of (a) twice the then fair market rent as reasonably determined by Landlord, or (b) the total of the Fixed Rent, Additional

Rent (as those terms are defined in the Millennium lease) and all other payments then payable under the Millennium lease. Landlord agrees that it shall not waive the payment to Landlord of any such holdover premium by Millennium.

     Provided that Tenant has exercised in each instance its options to extend the Lease Term for the original Premises: (a) Tenant shall have two
(2) options to extend the Additional Space Term (the "Additional Space Options") for successive periods of five (5) years each (the "Additional Space Extension Periods"), subject to and on the terms set forth herein. Tenant may only exercise the Additional Space Options with respect to the entire Additional Space. If Tenant shall desire to exercise any Additional Space Option, it shall give Landlord a notice (the "Additional Space Inquiry Notice") of such desire not later than fifteen (15) months prior to the expiration of the Additional Space Term of this Lease or the preceding Additional Space Extension Period, as the case may be. Thereafter, the Fair Market Rent (as defined in Subsection (c) below) for the applicable Additional Space Extension Period shall be determined in accordance with Subsection (d) below. After the applicable Fair Market Rent has been so determined, Tenant shall exercise each Additional Space Option by giving Landlord notice (the "Additional Space Exercise Notice") of its election to do so not later than twelve (12) months prior to the expiration of the Additional Space Term of this Lease, or the preceding Additional Space Extension Period, as the case may be. If Tenant fails to timely give either the Additional Space Inquiry Notice or the Additional Space Exercise Notice to Landlord with respect to any Additional Space Option, Tenant shall be conclusively deemed to have waived such Additional Space Option hereunder.

     (b) Notwithstanding any contrary provision of this Lease, each Additional Space Option and any exercise by Tenant thereof shall be void and of no force or effect unless on the dates Tenant gives Landlord its Additional Space Inquiry Notice and Additional Space Exercise Notice for each Additional Space Option and on the date of commencement of each Additional Space Extension Period (i) this Lease is in full force and effect, (ii) there is no Event of Default of Tenant under this Lease, and (iii) Tenant has not assigned or subleased (or agreed to assign or sublease) more than fifty percent (50%) of the rentable floor area then comprising the Additional Space.

     (c) All of the terms, provisions, covenants, and conditions of this Lease shall continue to apply during each Additional Space Extension Period, except that the Additional Space Annual Fixed Rent Rate during each Additional Space Extension Period (the "Extension Rent") shall be equal to the fair market rent for the Additional Space determined as of the date twelve (12) months prior to expiration of the Additional Space Term or the preceding Additional Space Extension Period, as the case may be, in accordance with the procedure set forth in Subsection (d) below (the "Fair Market Rent").

     (d) The Fair Market Rent for each Additional Space Extension Period shall be determined as follows: Within five (5) days after Tenant gives Landlord its Additional Space Inquiry Notice with respect to any Additional Space Option, Landlord shall give Tenant notice of Landlord's determination of the Fair Market Rent for the applicable Additional Space Extension Period. Within ten (10) days after Tenant receives such notice, Tenant shall notify Landlord of its agreement with or objection to Landlord's determination of the Fair Market Rent, whereupon the Fair Market Rent shall be determined by arbitration conducted in the manner set forth below. If Tenant does not notify Landlord within such ten (10) day period of Tenant's agreement with or objection to Landlord's determination of the Fair Market Rent, then the Fair Market Rent for the applicable Additional Space Extension Period shall be deemed to be Landlord's determination of the Fair Market Rent as set forth in the notice from Landlord described in this subsection.

     (e) If Tenant notifies Landlord of Tenant's objection to Landlord's determination of Fair Market Rent under the preceding subsection, such notice shall also set forth a request for arbitration and Tenant's appointment of a commercial real estate broker having at least ten (10) years experience in the commercial leasing market in the City of Cambridge, Massachusetts (an "Arbitrator"). Within five (5) days thereafter, Landlord shall by notice to Tenant appoint a second Arbitrator. Each Arbitrator shall be advised to determine the Fair Market Rent for the applicable Additional Space Extension Period within thirty (30) days after Landlord's appointment of the second Arbitrator. On or before the expiration of such thirty (30) day period, the two Arbitrators shall confer to compare their respective determinations of the Fair Market Rent. If the difference between the amounts so determined by the two Arbitrators is less than or equal to ten percent (10%) of the lower of said amounts then the final determination of the Fair Market Rent shall be equal to the average of said amounts. If such difference between said amounts is greater than ten percent (10%), then the two arbitrators within ten (10) days thereafter shall appoint a third Arbitrator (the "Third Arbitrator"), who shall be instructed to determine the Fair Market Rent for the applicable Additional Space Extension Period within ten (10) days after his appointment by selecting one of the amounts determined by the other two Arbitrators. Each party shall bear the cost of the Arbitrator selected by such party. The cost for the Third Arbitrator, if any, shall be shared equally by Landlord and Tenant.

     3. Tenant shall accept the Additional Space in "as is" condition. Tenant acknowledges that Landlord has made, in anticipation of Tenant's future occupancy, for the benefit of Tenant at Landlord's sole cost and expense, certain improvements to the Additional Space as outlined in Exhibit B. Landlord agrees to consult with Tenant prior to agreeing to any changes requested by Millennium to the Additional Space.

     4. Upon execution of this Second Amendment to Lease, section 4.1(d) of the Lease will be stricken in its entirety and be null and void and of no further force and effect.

     5. Upon occupancy by Tenant of the Additional Space, Tenant shall pay to Landlord Annual Fixed Rent for the Additional Space in the amount of $1,460,186.00 (the "Additional Space Annual Fixed Rent Rate"), payable in equal monthly installments of $121,682.17 in advance on the first day of each calendar month; and for any portion of a calendar month at the beginning or end of the Term, at that rate payable in advance for such portion.

     6. Article 4.1(b) shall be renumbered as 4.l(b)(l) and the following shall be added to the Lease as Article 4.1(b)(2):

          (b) (2) Adjustment for CPI - Additional Space. (a) On December 31, 2000 (the "First Adjustment Date"), the Additional Space Annual Fixed Rent Rate shall be increased by multiplying said rate by the lesser of (i) a fraction, the numerator of which shall be the Price Index (as hereinafter defined) most recently established prior to the First Adjustment Date, and the denominator of which shall be the Base Price Index (as hereinafter defined), or (ii) one hundred four percent (104%) per year, compounded annually over the period of time beginning April 1, 1997 through the First Adjustment Date. (b) On December 31,
                2005 (the "Second Adjustment Date"), the Additional Space Annual Fixed Rent Rate (as adjusted) shall be increased by multiplying said rate by the lesser of (i) a fraction, the numerator of which shall be the Price Index (as hereinafter defined) most recently established prior to the Second Adjustment Date, and the denominator of which shall be the Base Price Index (as hereinafter defined), or (ii) one hundred four percent (104%) per year, compounded annually over the five (5) years of the Additional Space Term of this Lease. As used herein, the term "Price Index" shall mean and refer to the "Consumer
                Price Index for Urban Wage Earners and Clerical Workers, for the Boston, Massachusetts area, All Items (1982-84 =
                100)" published by the Bureau of Labor Statistics of the United States Department of Labor or successor or substitute index appropriately adjusted, and the term
                "Base Price Index" shall mean and refer to the Price
                Index most recently established prior to the Commencement Date. In the event the Price Index (or a successor or substitute index) shall not be published for the City of Boston, Massachusetts area or for the months indicated above, the corresponding index for the United States City Average (and if this is not available, a reliable governmental or other nonpartisan publication evaluating similar or equivalent information as used in the Price
                Index) shall be used. In the event the Price Index ceases to use the 1982-84 average of

                100 as the basis of calculation, or if a substantial change is made in the terms or numbers of items contained in the Price Index, then the Price Index shall be adjusted to the figure that would have been arrived at had the manner of computing the Price Index in effect at the date of this Lease not been changed.

          7. Upon commencement of the Additional Space Term, the Tenant's Proportionate Fraction as set forth in the Lease will be amended to 100%.

          8. The provisions of Paragraph 10.11 of the Lease shall include reference to the Additional Space Annual Fixed Rent Rate in determining the "Security Deposit Amount" as the same may be adjusted. Upon commencement of the Additional
                Space Term, the Tenant shall increase the Security
                Deposit Amount by an amount equal to one (1) year
                Additional Space Annual Fixed Rent plus additional amounts, if any, as set forth in paragraph 10.11 as amended. The Security Deposit Amount shall be adjusted as provided in Section 10.11 by including the Additional
                Space Annual Fixed Rent Rate and other rental amounts due with respect to the Additional Space, as the same may be adjusted in accordance with Section 4.1(b), Section
                4.1(c), Section 10.12, Section 10.13 and Section 10.14 of the Lease as amended. The additional Security Deposit
                Amount may be in the form of a Letter of Credit in the form of Exhibit L to the Lease and must be delivered on the commencement of the Additional Space Term.

          9. Upon tenant's reasonable request and subject to availability on the lot upon which the Building is situated, Landlord shall provide additional surface parking spaces to Tenant on a tenancy-at-will basis for an additional charge of $75.00 per space per month.

         10. Landlord acknowledges that Tenant presently intends to reconfigure the Additional Space upon taking occupancy.
                The process for such reconfiguration of the Additional Space shall be in accordance with paragraph 3.3 of the Lease. However, Tenant shall be under no obligation to reconfigure the Additional Space.

         11. Exhibit I of the Lease is hereby replaced with Exhibit "I" attached hereto.

     All capitalized terms used herein shall have the same meaning as set forth in the Lease.

     Except as otherwise expressly set forth herein, all other terms of the Lease shall apply to the Additional Space, are hereby ratified and confirmed and shall remain unchanged and in full force and effect.

Executed this 13th day of June, 1997.

                       LANDLORD

                       By:              /S
                         -----------------------------------------------------
                       David E. Clem, Trustee as aforesaid and not individually



                       By:              /S
                         -----------------------------------------------------
                       David M. Roby, Trustee as aforesaid and not individually



                       TENANT:
                       VERTEX PHARMACEUTICALS INCORPORATED



                       By:
                         -----------------------------------------------------
                       Name:
                       Title:

Executed this 13th day of June, 1997.

                       LANDLORD



                       By:
                         -----------------------------------------------------
                       David E. Clem, Trustee as aforesaid and not individually



                       By:
                         -----------------------------------------------------
                       David M. Roby, Trustee as aforesaid and not individually



                       TENANT:
                       VERTEX PHARMACEUTICALS INCORPORATED



                       By:              /s/
                         -----------------------------------------------------
                       Name: Richard H. Aldrich
                       Title: Senior Vice President

                                   EXHIBIT A

                    TENANT AREA TWO EQUALS ADDITIONAL SPACE

                               [Drawings Follow]

                                                                    EXHIBIT B


                   PLAN ENTITLED MILLENNIUM PHARMACEUTICAL INC.
                          FORT WASHINGTON RESEARCH CENTER
                        40 ERIE STREET, CAMBRIDGE, MA 02139
                      INCORPORATING BASE BUILDING RENOVATIONS
                        STAGE II & MILLENNIUM TENANT FIT-OUT
                     FINAL GMP/CONSTRUCTION SET ISSUED 1/7/97

                                                                    EXHIBIT I

                        SECOND FLOOR ADDITION PLAN

                             [DRAWING FOLLOWS]

         This OPTION AGREEMENT is entered into this l2th day of June, 1997, by and between David E. Clem and David M. Roby, Trustees of Fort Washington Realty Trust under Declaration of Trust dated June 19, 1995, and recorded in the Middlesex South District Registry of Deeds in Book 25422, Page 360 (the "Owner") with an address c/o of Lyme Timber Company, On the Common, P.O. Box 266, Lyme, New Hampshire 03768, and Vertex Pharmaceuticals Incorporated ("Vertex") with an address of 40 Erie Street, Cambridge, Massachusetts 02139.

         WHEREAS, Owner intends to construct a parking garage (the "Garage") upon its property located at 47 Erie Street, Cambridge, Massachusetts.

         WHEREAS, Vertex is (i) currently a tenant in the building owned by Owner located at and known as 40 Erie Street, Cambridge, Massachusetts under a lease dated March 3, 1995, as amended (the "Lease") and (ii) the future Tenant at 40 Erie Street, Cambridge, Massachusetts, of Additional Space as that term is defined in a Second Amendment to Lease of even date herewith between Owner and Vertex.

         WHEREAS, Vertex has requested and Owner is willing to grant an option to Vertex to lease fifty (50) enclosed parking spaces (the "Spaces") in the Garage subject to the terms and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Owner and Vertex agree as follows:

         1. Commencing on the date of this Option Agreement and expiring on the commencement of the Additional Space Term (the "Option Period"), and provided Vertex is not in default under the Lease, Vertex shall have an option (the "Option") to lease the Spaces from Owner or its successor in interest.

         2. Vertex may exercise the Option at any time during the Option Period by giving written notice to Owner or its successor at the address set forth above.

         3. Within a reasonable period of time after Owner is in receipt of Vertex's notice of exercise of the Option, Owner shall notify Vertex of the monthly rental (the "Rent") to be charged for the Spaces, which monthly rental may include a schedule of incremental rental increases not to exceed one increase per year of the Parking Space Term as hereinafter defined, which shall be at Fair Market Rate as determined by Owner.

                  (a) Within ten (10) days after Vertex receives notice of the Fair Market Rate to be charged for the Spaces from Owner, Vertex shall notify Owner of its agreement with or objection to Owner's determination of the Fair Market Rate, whereupon the Fair

Market Rate shall be determined by arbitration conducted in the manner set forth below. If Vertex does not notify Owner within such ten (10) day period of Vertex's agreement with or objection to Owner's determination of the Fair Market Rate, then the Fair Market Rate for the Spaces shall be deemed to be Owner's determination of the Fair Market Rate as set forth in the notice from Owner described in this subsection.

         (b) If Vertex notifies Owner of Vertex's objection to Owner's determination of Fair Market Rate under the preceding subsection, such notice shall also set forth a request for arbitration and Vertex's appointment of a commercial real estate broker having at least ten (10) years' experience in the commercial leasing market in the City of Cambridge, Massachusetts (an "Arbitrator"). Within five (5) days thereafter, Owner shall by notice to Vertex appoint a second Arbitrator. Each Arbitrator shall be instructed to determine the Fair Market Rate for the applicable Additional Space Extension Period within thirty (30) days after Owner's appointment of the second Arbitrator. On or before the expiration of such thirty (30) day period, the two Arbitrators shall confer to compare their respective determinations of the Fair Market Rate. If the difference between the amounts so determined by the two Arbitrators is less than or equal to ten percent (10%) of the lower of said amounts then the final determination of the Fair Market Rate shall be equal to the average of said amounts. If such difference between said amounts is greater than ten percent (10%), then the two arbitrators within ten (10) days thereafter shall appoint a third Arbitrator (the "Third Arbitrator"), who shall be instructed to determine the Fair Market Rate for the applicable Additional Space Extension Period within ten (10) days after his appointment by selecting one of the amounts determined by the other two Arbitrators. Each party shall bear the cost of the Arbitrator selected by such party. The cost for the Third Arbitrator, if any, shall be shared equally by Owner and Vertex.

         4. Occupancy of the Spaces and the payment of the Rent shall commence no later than the commencement of the Additional Space Term and shall continue until the expiration of the term of the Lease (as may be extended in accordance with the terms of the Lease), for Vertex's Additional Space at 40 Erie Street as defined the Lease (the "Parking Space Term").

         5. The parties agree to memorialize the Commencement Date of the Parking Space Term.

         6. Notwithstanding the foregoing, none of the terms set forth herein or the existence of this Option Agreement shall create an obligation on the part of Owner to construct the Garage.

         7. Unless otherwise set forth herein, all capitalized terms used herein shall have the same meaning as set forth in the Lease and Second Amendment to Lease referred to herein.

Executed as of the date first above written.

                    FORT WASHINGTON REALTY TRUST

                                       /S
                    ----------------------------------------------------------
                    By: David E. Clem, Trustee aforesaid and not individually

                                       /S
                    ----------------------------------------------------------
                    By: David M. Roby, Trustee as aforesaid and not individually

                    VERTEX PHARMACEUTICALS INCORPORATED
                                       BY

                    Name:
                    Title:

Executed as of the date first above written.

                    FORT WASHINGTON REALTY TRUST



                    By:
                    David E. Clem, Trustee as aforesaid and not individually



                                            By:
                    David M. Roby, Trustee as aforesaid and not individually



                    VERTEX PHARMACEUTICALS INCORPORATED

                    By:                   /S
                    ----------------------------------------------------------
                    Name:  Richard H. Aldrich
                    Title:  Senior Vice President


                                          3